                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported):  DECEMBER 22, 1998



                        Commission file number   0-22464
                                                 -------



                                KOALA CORPORATION
                                -----------------
                      (Exact name of small business issuer
                          as specified in its charter)



     Colorado                                       84-1238908
     --------                                       ----------
(State or other jurisdiction of        (IRS Employer Identification No.)
incorporation or organization)




              5031 So. Ulster Street, Suite 300, Denver, CO 80237
              ---------------------------------------------------
                   (Address of principal executive offices)



                                (303) 770-3500
                             -------------------
                          (Issuer's telephone number)



                              Not Applicable
              ---------------------------------------------------
             (Former name, former address, and former fiscal year,
                         if changed since last report)

ITEM 2.   ACQUISITION OF ASSETS

     On December 22, 1998, Koala Corporation (the "Company"), acquired all of the assets of Park Structures, Inc. and Park Structures Sales, Inc., both incorporated in the State of Florida, (collectively "Park Structures") for $12.7 million plus $590,000 as a preliminary payment for certain current assets. The Company has issued a promissory note for the purchase price, which is payable on January 4, 1999. The Company will finance the payment of the promissory note with the combination of (1) the proceeds of a secondary public offering of 1,200,000 shares of Common Stock, of which 320,000 shares were issued by the Company (the "Offering"), (2) the proceeds of a revolving credit facility with U.S. Bank National Association, and (3) working capital. In addition, if certain earnings targets are met, Park Structures will receive up to an additional $6.0 million during 1999, of which up to $1.5 million will be payable in Common Stock.

     Based in Coral Springs, Florida, Park Structures produces and markets children's outdoor modular play systems for municipalities, parks, public and private schools, day care centers and private developers. The assets acquired by the Company included current assets, fixed assets, intellectual property and molds.

     The purchase price and terms were negotiated on an arms length basis with Park Structures. No principal of Park Structures had a relationship with the Company prior to the transaction.

ITEM 5.   OTHER EVENTS

     The Company completed the above referenced Offering on December 22, 1998. The Offering included the sale of 880,000 shares owned by a selling shareholder. Thomas W. Gamel, a member of the selling shareholder, was also a member of the Company's Board of Directors. On December 23, 1998, Mr. Gamel submitted his resignation as a Director. The Company will not seek a replacement for Mr. Gamel.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
           INFORMATION AND EXHIBITS

      (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      The following financial statements of the business acquired are filed herewith:

      Financial Statements of Park Structures, Inc. as of December 31, 1996 and 1997 and September 30, 1997 and 1998 (unaudited) and for the years then ended.

           Independent Auditor's Report.

           Combined Balance Sheets as of December 31, 1996 and 1997 and September 30, 1998 (unaudited).

           Combined Income Statements for the Years ended December 31, 1996 and 1997 and the Nine Month Periods Ended September 30, 1997 and 1998 (unaudited).

           Combined Statement of Stockholder's Equity for the Years ended December 31, 1996 and 1997 and the Nine Month Periods Ended September 30, 1997 and 1998 (unaudited).

           Combined Statements of Cash Flows for the Years ended December 31, 1996 and 1997 and the Nine Month Periods Ended September 30, 1997 and 1998 (unaudited).

           Notes to Combined Financial Statements.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS (CONTINUED)

     (B)  PRO FORMA FINANCIAL INFORMATION.

     The following pro forma financial statements of the registrant are filed herewith:

     Unaudited Pro Forma Consolidated Financial Statements of Koala Corporation for the Nine Months Ended September 30, 1998 and for the Year Ended December 31, 1997.

          Unaudited Pro Forma Consolidated Financial Statements Introduction.

          Unaudited Pro Forma Consolidated Balance Sheet as of September 30,
          1998.

          Unaudited Pro Forma Consolidated Statement of Income for the Year ended December 31, 1997.

          Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 1998.

          Notes to Unaudited Pro Forma Consolidated Financial Statements.

     (C)         EXHIBITS.

     2.1 Agreement for Sale and Purchase of Assets dated August 14, 1998 by and among Koala Corporation, Park Structures, Inc, Park Structures Sales, Inc., Alan Bayman and Kay Bayman.

    10.1 Form of Revolving Credit Agreement dated December 16, 1998 between Koala Corporation and U.S. Bank National Association.


                                  SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this ammendment to be signed on its behalf by the undersigned thereunto duly authorized.

                             KOALA CORPORATION



Date:  December 31, 1998     By: /s/ Mark A. Betker
                                 -----------------------------------
                                 Mark A. Betker, Chairman and Chief
                                 Executive Officer

                         INDEX TO FINANCIAL STATEMENTS


                                                             SEQUENTIAL
            DESCRIPTION                                       PAGE NO.
            -----------                                       --------


Financial Statements of Park Structures, Inc. as of
December 31, 1996 and 1997 and September 30, 1997 and 1998
(unaudited) and for the Periods then Ended................. F-1 to F-11

Unaudited Pro Forma Consolidated Financial Statements of
Koala Corporation for the Nine Months Ended September 30,
1998 and for the Year Ended December 31,1997............... F-12 to F-18

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Park Structures, Inc. and Affiliate
Coral Springs, Florida

  We have audited the accompanying combined balance sheets of Park Structures, Inc. and Affiliate as of December 31, 1997 and 1996, and the related combined statements of income, retained earnings and stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Park Structures, Inc. and Affiliate at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


Boca Raton, Florida
July 28, 1998                                             Goldstein Lewin & Co.

                      PARK STRUCTURES, INC. AND AFFILIATE

                            COMBINED BALANCE SHEETS

                                       DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                           1996         1997         1998
                                       ------------ ------------ -------------
                                                                  (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents............  $  537,609   $  333,521   $  327,129
 Accounts receivable..................   1,183,401    1,099,070    2,129,993
 Other receivables....................         --           --        14,942
 Inventories..........................     939,850    1,073,006    1,582,798
 Prepaid expenses.....................         --        21,797      105,597
 Current portion of note receivable...         --           --        15,000
 Current portion of deferred rent
  expense.............................         --        13,307       13,307
                                        ----------   ----------   ----------
Total current assets..................   2,660,860    2,540,701    4,188,766
                                        ----------   ----------   ----------
Property and equipment, net...........      38,173      666,385      816,244
                                        ----------   ----------   ----------
Other assets:
 Note receivable, net of current
  portion.............................         --           --        30,000
 Deferred rent expense, net of current
  portion.............................         --        42,138       32,158
 Deposits.............................       3,663       25,350       98,164
                                        ----------   ----------   ----------
                                             3,663       67,488      160,322
                                        ----------   ----------   ----------
                                        $2,702,696   $3,274,574   $5,165,332
                                        ==========   ==========   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Current portion of capital lease
  obligations.........................  $      --    $    4,091   $    4,360
 Accounts payable and accrued
  expenses............................     601,242      338,233      513,150
 Customers' deposits..................         --        39,428      118,401
 Line of Credit.......................         --           --       178,900
 Loan from related party..............     807,603      466,956      430,956
                                        ----------   ----------   ----------
Total current liabilities.............   1,408,845      848,708    1,245,767
                                        ----------   ----------   ----------
Capital lease obligations, net of
 current portion......................         --        18,818       15,513
                                        ----------   ----------   ----------
Commitments and contingencies
Stockholder's equity:
 Common stock.........................       1,000        1,000        1,000
 Retained earnings....................   1,292,851    2,406,048    3,903,052
                                        ----------   ----------   ----------
                                         1,293,851    2,407,048    3,904,052
                                        ----------   ----------   ----------
                                        $2,702,696   $3,274,574   $5,165,332
                                        ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                      PARK STRUCTURES, INC. AND AFFILIATE

                           COMBINED INCOME STATEMENTS

                                 YEAR ENDED           NINE MONTHS ENDED
                                DECEMBER 31,            SEPTEMBER 30,
                            ----------------------  ----------------------
                               1996        1997        1997        1998
                            ----------  ----------  ----------  ----------
                                                         (UNAUDITED)
Sales, net................  $7,145,279  $8,241,758  $5,717,299  $6,847,436
Cost of goods sold........   4,909,576   5,559,611   3,856,888   4,083,517
                            ----------  ----------  ----------  ----------
Gross profit..............   2,235,703   2,682,147   1,860,411   2,763,919
Selling, general and
 administrative expenses..   1,330,301   1,332,366     991,422   1,119,499
                            ----------  ----------  ----------  ----------
Income from operations....     905,402   1,349,781     868,989   1,644,420
                            ----------  ----------  ----------  ----------
Other income and
 (expenses):
 Interest income..........       9,224      31,640      25,729       8,129
 Interest expense.........     (31,978)    (41,763)    (35,766)    (13,508)
 Fee to related entity....    (599,219)   (226,461)   (182,604)        --
 Gain on sale of assets...         --          --          --       62,000
                            ----------  ----------  ----------  ----------
Total other income and
 (expenses)...............    (621,973)   (236,584)   (192,641)     56,621
                            ----------  ----------  ----------  ----------
Net income................  $  283,429  $1,113,197  $  676,348  $1,701,041
                            ==========  ==========  ==========  ==========
Pro forma net income data
 (unaudited):
 Net income, as reported..  $  283,429  $1,113,197  $  676,348  $1,701,041
Pro forma tax provision
 (Note 1).................     103,000     419,000     254,000     640,000
                            ----------  ----------  ----------  ----------
Pro forma net income......  $  180,429  $  694,197  $  422,348  $1,061,041
                            ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                      PARK STRUCTURES, INC. AND AFFILIATE

                   COMBINED STATEMENT OF STOCKHOLDER'S EQUITY

                                         COMMON STOCK (NOTE 8)
                                      ----------------------------
                                             SHARES
                                      ---------------------
                                                    PARK
                                         PARK    STRUCTURES
                                      STRUCTURES   SALES,           RETAINED
                                         INC.       INC.    AMOUNT  EARNINGS
                                      ---------- ---------- ------ ----------
Balance, January 1, 1996.............    500        500     $1,000 $1,130,850
Distributions........................                                (121,428)
Net income...........................                                 283,429
                                         ---        ---     ------ ----------
Balance, December 31, 1996...........    500        500      1,000  1,292,851
Net income...........................                               1,113,197
                                         ---        ---     ------ ----------
Balance, December 31, 1997...........    500        500      1,000  2,406,048
Distributions (unaudited)............                                (204,037)
Net income (unaudited)...............                               1,701,041
                                         ---        ---     ------ ----------
Balance, September 30, 1998
 (unaudited).........................    500        500     $1,000 $3,903,052
                                         ===        ===     ====== ==========


   The accompanying notes are an integral part of these financial statements.

                      PARK STRUCTURES, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS

                                        YEAR ENDED         NINE MONTHS ENDED
                                       DECEMBER 31,          SEPTEMBER 30,
                                    --------------------  --------------------
                                      1996       1997       1997       1998
                                    --------  ----------  --------  ----------
                                                              (UNAUDITED)
Cash flows from operating
 activities:
 Net income........................ $283,429  $1,113,197  $676,348  $1,701,041
 Adjustments to reconcile net in-
  come to net cash provided by
  (used in) operating activities:
   (Gain) on sale of assets........                                    (62,000)
   Depreciation....................   25,236      19,075    15,442      58,712
   Changes in assets and
    liabilities:
   (Increase) decrease in:
    Accounts receivable............ (664,153)     84,331   (93,115) (1,030,923)
    Other receivables..............                                    (14,942)
    Inventories.................... (179,876)   (133,156)  (90,124)   (509,792)
    Prepaid expenses...............              (21,797)  (26,518)    (83,800)
    Deferred rent expense..........              (55,445)                9,980
    Deposits.......................              (21,687)  (21,687)    (72,814)
    Increase (decrease) in:
     Accounts payable and accrued
      liabilities..................  467,996    (263,009) (311,496)    174,917
     Customer deposits.............  (25,619)     39,428    88,911      78,973
                                    --------  ----------  --------  ----------
Net cash provided by (used in) op-
 erating activities................  (92,987)    760,937   237,761     249,352
                                    --------  ----------  --------  ----------
Cash flows from investing
 activities:
 Proceeds from sale of assets......                                     12,000
 Purchase of equipment and
  furniture........................             (623,089) (174,796)   (208,571)
                                    --------  ----------  --------  ----------
Net cash used in investing activi-
 ties..............................             (623,089) (174,796)   (196,571)
                                    --------  ----------  --------  ----------




   The accompanying notes are an integral part of these financial statements.

                      PARK STRUCTURES, INC. AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                -------------------------  ------------------
                                    1996         1997        1997      1998
                                ------------  -----------  --------  --------
                                                              (UNAUDITED)
Cash flows provided by
 financing activities:
 Proceeds from line of credit.. $             $    70,000  $ 70,000  $178,900
 Payments on line of credit....                   (70,000)  (70,000)
 Payments on capital lease
  obligations..................                    (1,289)     (319)   (3,036)
 Payments received on note
  receivable...................                                         5,000
 Proceeds from related party
  loans........................      507,603      157,431
 Repayment of related party
  loans........................                  (498,078) (316,647)  (36,000)
 Distributions to stockholder..     (121,428)                        (204,037)
                                ------------  -----------  --------  --------
Net cash provided by (used in)
 financing activities..........      386,175     (341,936) (316,966)  (59,173)
                                ------------  -----------  --------  --------
Increase (decrease) in cash....      293,188     (204,088) (254,001)   (6,392)
Cash:
 Beginning.....................      244,421      537,609   537,609   333,521
                                ------------  -----------  --------  --------
 Ending........................ $    537,609  $   333,521  $283,608  $327,129
                                ============  ===========  ========  ========
Supplementary disclosures:
 Interest paid................. $     31,978  $    41,763  $ 35,766  $ 13,508
                                ============  ===========  ========  ========
Supplementary schedule of
 noncash investing and financ-
 ing activities:
 Note received as payment for
  sale of assets............... $        --   $       --   $    --   $ 50,000
                                ============  ===========  ========  ========
Capital lease obligations in-
 curred for acquisition of
 equipment..................... $        --   $    24,198  $ 24,198  $    --
                                ============  ===========  ========  ========



   The accompanying notes are an integral part of these financial statements.

                      PARK STRUCTURES, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENT
(Information with respect to the nine months ended September 30, 1997 and 1998 is unaudited)

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

  Park Structures, Inc. and its affiliate, Park Structures Sales, Inc., collectively known as the "Company", were incorporated in the State of Florida on January 8, 1986 and February 2, 1995, respectively, to engage in the manufacturing and sale of playground and park equipment, primarily in the continental United States.

  A summary of the Company's significant accounting policies follows:

 Principles of Combination

  The combined financial statement includes the accounts of the Company and its affiliate. All significant intercompany transactions have been eliminated in the combined financial statements. The companies have been combined because of their common ownership.

 Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

 Inventories

  Inventories of finished goods and work in process are stated at the lower of standard cost (which approximates average cost) or market. Raw material inventories are stated at the lower of average cost or market.

 Property and Equipment

  Property and equipment are stated at cost and depreciated on a straight-line basis over the assets' estimated useful lives. Amortization of capital leases is included in depreciation expense.

 Income Taxes

  The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be treated as an S corporation. In lieu of corporate income taxes, the stockholder of an S corporation is taxed on his proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal or State income taxes has been included in the financial statement. Had such taxes been payable by the combined corporations, a tax provision of approximately $103,000 and $419,000 for the years ended December 31, 1996 and 1997, respectively, and $254,000 and $640,000 for the nine months ended September 30, 1997 and 1998, respectively, would have resulted on a combined corporation basis. The provision has been calculated for Federal and State purposes utilizing a blended rate of 36.3% for December 31, 1996 and 37.6% for December 31, 1997 and September 30, 1997 and 1998.

                      PARK STRUCTURES, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENT
(Information with respect to the nine months ended September 30, 1997 and 1998 is unaudited)

 Revenue Recognition:

  The Company recognizes revenue upon shipment of the unit.

 Advertising Costs:

  Advertising costs are generally charged to operations in the year incurred and amounted to $172,422 and $265,401 during 1996 and 1997, respectively, and $210,336 and $179,965 during the nine months ended September 30, 1997 and 1998, respectively.

 Accounting Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

NOTE 2: INVENTORIES:

  Inventories consists of the following:

                                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                             1996         1997         1998
                                         ------------ ------------ -------------
   Raw materials........................   $743,598    $  848,949   $1,252,290
   Work in process......................    175,856       200,771      296,159
   Finished goods.......................     20,396        23,286       34,349
                                           --------    ----------   ----------
                                           $939,850    $1,073,006   $1,582,798
                                           ========    ==========   ==========

NOTE 3: PROPERTY AND EQUIPMENT:

  Property and equipment consists of:

                               DECEMBER 31, DECEMBER 31, SEPTEMBER 30, (LIFE IN
                                   1996         1997         1998       YEARS)
                               ------------ ------------ ------------- --------
   Machinery & equipment.....    $64,166      $104,674     $200,393        5
   Vehicles..................     69,372        69,372       69,372        5
   Furniture & fixtures......        --          2,655       29,194        7
   Leasehold improvements....        --            --       690,438       14
                                 -------      --------     --------
                                 133,538       176,701      989,397
   Less: accumulated
    depreciation.............     95,365       114,440      173,153
                                 -------      --------     --------      ---
                                  38,173        62,261      816,244
   Construction in progress..        --        604,124          --
                                 -------      --------     --------
                                 $38,173      $666,385     $816,244
                                 =======      ========     ========

                      PARK STRUCTURES, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENT
(Information with respect to the nine months ended September 30, 1997 and 1998 is unaudited)

NOTE 4: LINE OF CREDIT:

  In May, 1998, the Company entered into a $250,000 line of credit with a bank which expires June 5, 1999. The line provides for interest, payable monthly, at 9% through May, 1998 then interest is to be at prime plus .5%. The line is guaranteed by the Company's president and collateralized by all the assets of the Company.

NOTE 5: TRANSACTIONS WITH RELATED PARTIES:

  Loans from a related party amounted to $807,603 at December 31, 1996 and $466,956 at December 31, 1997. Of these amounts $300,000 was interest bearing, at 10% per annum, through December 31, 1997. The balance of the loans are non-interest bearing and payable on demand.

  The Company paid $18,000 for rent expense and $30,000 for interest to a related entity during each of the years ended December 31, 1997 and 1996.

  Fees, based upon sales and income, to a related entity amounted to $226,461 and $599,219 for the years ended December 31, 1997 and 1996, respectively and $182,604 and $-0- for the nine months ended September 30, 1997 and 1998, respectively. The fee arrangement was terminated January 1, 1998.

NOTE 6: CAPITAL LEASE OBLIGATIONS:

  The Company is the lessee of equipment under capital leases expiring in various years through 2002. The assets and liabilities under capital leases were recorded at the lower of the present value of the minimum lease payments or the fair value of the asset.

  Capital lease obligations at December 31, 1997 consist of:

   Obligation under capital lease, $322 due monthly through August,
    2002, with a bargain purchase option exercisable at that date for
    $101.............................................................  $14,949
   Obligation under capital lease, $168 due monthly through August,
    2002, with a bargain purchase option exercisable at that date for
    $101.............................................................    7,960
                                                                       -------
                                                                        22,909
   Less: Current portion.............................................   (4,091)
                                                                       -------
                                                                       $18,818
                                                                       =======

  The future minimum lease payments under capital leases together with the present value of net minimum lease payments are due as follows:

   YEAR ENDING DECEMBER 31,
   ------------------------
   1998................................................................ $ 5,880
   1999................................................................   5,880
   2000................................................................   5,880
   2001................................................................   5,880
   2002................................................................   3,920
                                                                        -------
   Total minimum lease payments........................................  27,440
   Less: amount representing interest..................................  (4,531)
                                                                        -------
   Present value of net minimum lease payments......................... $22,909
                                                                        =======

                      PARK STRUCTURES, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENT
(Information with respect to the nine months ended September 30, 1997 and 1998 is unaudited)

NOTE 7: OPERATING LEASES:

  The Company has entered into non-cancelable operating leases for building and equipment.

  The following is a schedule by year of future minimum lease payments under the non-cancelable operating leases which have initial or remaining lease terms in excess of one year at December 31, 1997.

   YEAR ENDING DECEMBER 31,
   ------------------------
   1998.............................................................. $227,375
   1999..............................................................  209,007
   2000..............................................................  206,289
   2001..............................................................  198,000
   2002..............................................................   33,000
                                                                      --------
                                                                      $873,671
                                                                      ========

  As part of the lease agreement certain rental amounts were abated for the first five month period of the lease. In addition, the Company did not take control of the premises until mid-December, 1997. Consequently, $56,000 has been capitalized as net deferred rent and is being amortized over the remaining life of the lease (50.5 months).

NOTE 8: CAPITAL STRUCTURE:

  At December 31, 1997 common stock consisted of 500 authorized, issued and outstanding shares, $1.00 par value, for each of Park Structures, Inc. and its affiliate.

NOTE 9: CONTINGENCIES:

 Warranties:

  The Company provides warranties ranging from one year on certain parts of the structures to a lifetime warranty on certain metallic parts. The Company has experienced minimal warranty claims which have not been passed on to the original supplier of the materials or parts; therefore, as of December 31, 1997 and September 30, 1998, no accrual has been made for future claims.

NOTE 10: CONCENTRATION OF CREDIT RISK:

  The Company places its excess cash investments in a financial institution in amounts that at times exceeds the Federal insured limits.

  The Company's credit sales are made to customers in the ordinary course of business. The Company performs on going credit evaluations of its customers and generally requires no collateral.

NOTE 11: INTERIM FINANCIAL INFORMATION:

  In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position of the Company and the results of its operations and cash flows for the nine months ended September 30, 1997 and 1998 and changes in stockholders equity for the nine months ended September 30, 1998. The results of operations and cash flows for the nine months ended September 30, 1997 and 1998 are not necessarily indicative of the results of operations and cash flows for the full year.

                      PARK STRUCTURES, INC. AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENT
(Information with respect to the nine months ended September 30, 1997 and 1998 is unaudited)

NOTE 12: EVENT (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT:

  In August 1998, the Company signed an agreement to sell the combined assets of the Company in consideration for up to $18.7 million in cash and common stock of Koala Corporation (Koala). Closing of the sale is planned to occur simultaneously with the closing of a secondary public offering of Koala's common stock.

      UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS--INTRODUCTION

  The accompanying unaudited pro forma consolidated financial statements reflect the consolidated results of operations of Koala Corporation for the year ended December 31, 1997, and the nine months ended September 30, 1998 after giving pro forma effect to the purchase of Park Structures and Delta
Play, Ltd. ("Delta Play"). The unaudited pro forma consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company and Park Structures and the respective historical financial statements of the Company, Park Structures and Delta Play, Ltd. contained in the Company's registration statement no. 333-61551. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved had the acquisitions actually been completed as of the dates indicated on the following pages nor which may be achieved in the future.

                               KOALA CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          (ALL AMOUNTS IN US DOLLARS)

                                         SEPTEMBER 30, 1998
                          ---------------------------------------------------------
                             KOALA         PARK      PRO FORMA
                           CORPORATION   STRUCTURES  ADJUSTMENTS         PRO FORMA
                          ------------  ----------- ------------        -----------
                               (A)          (B)
ASSETS
Current assets:
 Cash...................  $ 1,187,522   $  327,129  $(1,514,651)(c)     $         0
 Accounts receivable,
  net of allowance for
  doubtful accounts.....    3,229,418    2,144,935      (14,942)(d)       5,359,411
 Inventory..............    1,708,608    1,582,798            0           3,291,406
 Prepaid expenses.......      693,622      133,904      (28,307)(d)         799,219
 Deferred offering and
  acquisition costs.....      251,000            0     (251,000)(c)               0
 Deferred income taxes..       14,314            0            0              14,314
                          -----------   ----------  -----------         -----------
Total current assets....    7,084,484    4,188,766   (1,808,900)          9,464,350
                          -----------   ----------  -----------         -----------
Property and equipment,
 net of accumulated
 depreciation...........    1,464,766      816,244            0           2,281,010
                          -----------   ----------  -----------         -----------
Other assets:
 Other assets
  intangibles and
  patents, net of
  accumulated
  amortization..........    8,534,896            0    9,957,975 (e)      18,492,871
 Deposits and other.....            0      160,322      (62,158)(d)          98,164
                          -----------   ----------  -----------         -----------
Total other assets......    8,534,896      160,322    9,895,817          18,591,035
                          -----------   ----------  -----------         -----------
                          $17,084,146   $5,165,332  $ 8,086,917         $30,336,395
                          ===========   ==========  ===========         ===========
LIABILITIES & SHAREHOLD-
 ERS' EQUITY
Current liabilities:
 Accounts payable and
  accrued expenses......  $ 1,328,002   $1,066,867  $(1,066,867)(d)     $ 1,328,002
 Line of credit.........          --       178,900     (178,900)                --
 Accrued income taxes...      389,136            0            0 (d)         389,136
                          -----------   ----------  -----------         -----------
Total current liabili-
 ties...................    1,717,138    1,245,767   (1,245,767)          1,717,138
                          -----------   ----------  -----------         -----------
Long-term liabilities:
 Notes payable..........                              8,691,449 (s)       8,691,449
 Other..................                    15,513      (15,513)(d)               0
                          -----------   ----------  -----------         -----------
Total long-term liabili-
 ties...................            0       15,513    8,675,936           8,691,449
                          -----------   ----------  -----------         -----------
Deferred income taxes...      398,047            0            0             398,047
                          -----------   ----------  -----------         -----------
Total liabilities.......    2,115,185    1,261,280    7,430,169          10,806,634
                          -----------   ----------  -----------         -----------
Shareholders' equity:
 Preferred stock........            0            0            0                   0
 Common stock...........      252,736        1,000       31,000 (c)(f)      284,736
 Additional paid in cap-
  ital..................    5,307,988            0    4,528,800 (c)       9,836,788
 Translation of foreign
  currency..............     (127,971)           0            0            (127,971)
 Retained earnings......    9,536,208    3,903,052   (3,903,052)(f)       9,536,208
                          -----------   ----------  -----------         -----------
Total shareholders' eq-
 uity...................   14,968,961    3,904,052      656,748          19,529,761
                          -----------   ----------  -----------         -----------
                          $17,084,146   $5,165,332  $ 8,086,917         $30,336,395
                          ===========   ==========  ===========         ===========

       See notes to unaudited pro forma consolidated financial statements

                               KOALA CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          (ALL AMOUNTS IN US DOLLARS)

                                         YEAR ENDED DECEMBER 31, 1997
                          --------------------------------------------------------------
                             KOALA     DELTA PLAY,    PARK     PRO FORMA
                          CORPORATION     LTD.     STRUCTURES ADJUSTMENTS     PRO FORMA
                          -----------  ----------- ---------- -----------    -----------
                              (g)          (h)        (i)

Net sales...............  $13,621,292  $1,878,044  $8,241,758  $       0     $23,741,094
Cost of sales...........    5,528,542   1,148,999   5,559,611   (125,000)(j)  12,112,152
                          -----------  ----------  ----------  ---------     -----------
Gross profit............    8,092,750     729,045   2,682,147    125,000      11,628,942
                          -----------  ----------  ----------  ---------     -----------
Selling, general and
 administrative
 expenses...............    4,230,988     370,596   1,332,366          0       5,933,950
Management, employee bo-
 nuses and other fees...            0     219,106           0          0 (r)     219,106
Amortization of
 intangibles and
  patents...............      200,861           0           0    402,912 (k)     603,773
                          -----------  ----------  ----------  ---------     -----------
Income from operations..    3,660,901     139,343   1,349,781   (277,912)      4,872,113
                          -----------  ----------  ----------  ---------     -----------
Other (income)
 expenses...............     (115,708)          0      10,123    (41,763)(l)    (147,348)
Interest expense on
 acquisition debt.......            0           0           0    615,705 (t)     615,705
Fees paid to related
 entities...............            0           0     226,461          0 (r)     226,461
                          -----------  ----------  ----------  ---------     -----------
Income before provision
 for income taxes.......    3,776,609     139,343   1,113,197   (851,854)      4,177,295
Provision for income
 taxes..................    1,340,697      49,467     419,000   (326,223)(m)   1,482,941
                          -----------  ----------  ----------  ---------     -----------
Net income..............  $ 2,435,912  $   89,876  $  694,197  $(525,631)(r) $ 2,694,354
                          ===========  ==========  ==========  =========     ===========
Net income per share....  $      0.97                                    (r) $      0.95
                          ===========                                        ===========
Weighted average shares
 outstanding............    2,503,654                                    (n)   2,823,654
                          ===========                                        ===========
Net income per share--
 diluted................  $      0.96                                    (r) $      0.94
                          ===========                                        ===========
Weighted average shares
 outstanding--diluted...    2,548,148                                    (n)   2,868,148
                          ===========                                        ===========

       See notes to unaudited pro forma consolidated financial statements

                               KOALA CORPORATION

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          (ALL AMOUNTS IN US DOLLARS)

                                NINE MONTHS ENDED SEPTEMBER 30, 1998
                           ---------------------------------------------------
                              KOALA        PARK      PRO FORMA
                           CORPORATION  STRUCTURES  ADJUSTMENTS     PRO FORMA
                           -----------  ----------  -----------    -----------
                               (o)          (p)

Net sales................  $13,492,507  $6,847,436   $       0     $20,339,943
Cost of sales............    5,977,138   4,083,517           0      10,060,655
                           -----------  ----------   ---------     -----------
Gross profit.............    7,515,369   2,763,919           0      10,279,288
                           -----------  ----------   ---------     -----------
Selling, general and
 administrative
 expenses................    3,894,621   1,119,499           0       5,014,120
Amortization of
 intangibles and
 patents.................      196,137           0     248,949 (k)     445,086
                           -----------  ----------   ---------     -----------
Income from operations...    3,424,611   1,644,420    (248,949)      4,820,082
Interest expense on
 acquisition debt........            0           0     531,265 (u)     531,265
Other (income) expenses..      (19,940)    (56,621)     48,492 (q)     (28,069)
                           -----------  ----------   ---------     -----------
Income before provision
 for income taxes........    3,444,551   1,701,041    (828,706)      4,316,886
Provision for income
 taxes...................    1,222,815     640,000    (330,321)(m)   1,532,494
                           -----------  ----------   ---------     -----------
Net income...............  $ 2,221,736  $1,061,041   $(498,385)    $ 2,784,392
                           ===========  ==========   =========     ===========
Net income per share.....  $      0.88                             $      0.98
                           ===========                             ===========
Weighted average shares
 outstanding.............    2,527,362                         (n)   2,847,362
                           ===========                             ===========
Net income per share--
 diluted.................  $      0.86                             $      0.96
                           ===========                             ===========
Weighted average shares
 outstanding--diluted....    2,588,018                         (n)   2,908,018
                           ===========                             ===========


       See notes to unaudited pro forma consolidated financial statements

                               KOALA CORPORATION

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The unaudited pro forma consolidated balance sheet reflects the financial position of Koala Corporation as of September 30, 1998, as if the acquisition of Park Structures occurred on that date. The unaudited pro forma consolidated statement of income for the year ended December 31, 1997 gives effect to the consolidated results of operations for the year ended December 31, 1997, as if the acquisitions of Park Structures and Delta Play occurred on January 1, 1997. The unaudited pro forma consolidated statement of income for the nine months ended September 30, 1998 gives effect to the consolidated results of operations for the nine months ended September 30, 1998, as if the acquisition of Park Structures occurred on January 1, 1998. These results are not necessarily indicative of the consolidated results of operations of the Company as they may be in the future, or as they might have been had these events been effective at January 1, 1997 and 1998, respectively. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company and Park Structures and the related notes thereto.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
ARE AS FOLLOWS:

(a) Represents the unaudited consolidated balance sheet of Koala Corporation as of September 30, 1998.

(b) Represents the unaudited combined balance sheet of Park Structures as of September 30, 1998.

(c) The Company will finance the acquisition of Park Structures through a combination of borrowings of bank debt and the proceeds from the issuance and sale of 320,000 shares of Koala Corporation common stock at an assumed market value of $16.25 per share pursuant to this Offering. Gross proceeds of $5,200,000 million plus bank loan proceeds of $8,691,449 million plus $1,514,651 million of available cash are used to pay acquisition costs of $15,017,900 (see below) and stock offering costs of $639,200 (of which approximately $151,000 has been paid through September 30, 1998). The issuance of stock is reflected by increasing common stock by $32,000 and additional paid in capital by $4,528,800 ($5,200,000, less $32,000 allocated to common stock, less $639,200 offering costs).

    Park Structures preliminary acquisition cost at closing, based on contractual consideration pursuant to the purchase agreement and estimated direct costs incurred to consummate the transaction is as follows:

      Purchase price-cash portion................................. $12,500,000
      Payment for leasehold improvements..........................     732,000
      Additional amounts paid for current assets
       and other assets, in excess of minimum.....................   1,635,900
      Estimated direct costs of acquisition (approximately
       $100,000 paid through September 30, 1998)..................     150,000
                                                                   -----------
      Total acquisition costs (preliminary)....................... $15,017,900
                                                                   ===========

    Park Structures is entitled to receive up to an additional $5.5 million, of which $4.0 million is payable in cash and $1.5 million is payable in the Company's common stock, if certain earnings targets are met. Assuming the additional consideration is paid, total acquisition cost increases to $20,517,900. Income from operations for the twelve months ended June 30, 1999 from Park Structures must be greater than $3,150,000 for the maximum consideration to be paid. The additional consideration, if incurred, will be allocated to goodwill and amortized to expense over 30 years. For the year ended December 31, 1997, the impact on pro forma net income after taxes of the additional consideration would be $122,550 per year, or $.04 per diluted share, for additional amortization expense, net of income taxes. For the nine months ended September 30, 1998, the impact on pro forma net income after taxes of the additional consideration would be $91,900, or $.03 per diluted share, for additional amortization expense, net of income taxes.

      NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (CONTINUED):

    Should the Company utilize debt to finance the $4.0 million cash portion of the additional consideration, the impact on December 31, 1998 pro forma net income after taxes of the interest expense would be $210,270 for the future months and $0.07 per diluted share. For the nine months ended September 30, 1998, the impact on pro forma net income after taxes of the interest expense would be $157,700 and $0.05 per diluted share

(d) Represents elimination of assets excluded and liabilities not assumed pursuant to the terms of the Park Structures asset purchase agreement.

(e) Represents the allocation to intangible assets of the cost over fair value of net assets acquired as a result of the preliminary purchase price allocation for Park Structures.

(f) Elimination of common stock and retained earnings of Park Structures for proper reflection of pro forma retained earnings as if the purchase occurred on September 30, 1998.

(g) Represents the consolidated results of operations of Koala Corporation for the year ended December 31, 1997, which includes the results of operations of Delta Play Company for the seven months subsequent to its effective acquisition date of June 1, 1997.

(h) Represents the unaudited results of operations of Delta Play, Ltd. for the five months ended May 31, 1997, with all amounts translated to U.S. currency at a rate of .72035, which is the average exchange rate for the five month period.

(i) Represents the combined results of operations of Park Structures for the year ended December 31, 1997.

(j) Represents the adjustment to remove the profit component of related party charges from Safeplay Designs, Inc., an affiliate of Delta Play, Ltd. A separate statement of income for Safeplay is not included in the accompanying unaudited pro forma consolidated statement of income since Delta Play, Ltd. was Safeplay's sole customer and the majority of payments to Safeplay for design costs are recorded in cost of sales.

(k) Represents the increase to amortization expense for the amortization of cost over fair value of net assets acquired over 30 years as a result of the preliminary purchase price allocation for both Delta Play, Ltd. and Park Structures. On the December 31, 1997 pro forma income statement, the amount of the adjustment for Delta Play, Ltd. is $70,980 for the five month period ended May 31, 1997, and the adjustment for Park Structures is $331,732 for the twelve month period ended December 31, 1997. On the September 30, 1998 pro forma income statement, the entire amount of the adjustment equaling $248,949 relates to Park Structures.

(l) Represents interest expense incurred by Park Structures on liabilities not assumed by Koala.

(m) Reflects applicable income tax effects of adjustments at an effective tax rate of 35.5%.

(n) Reflects the increase to common stock equivalents for 320,000 shares issued in connection with this offering

(o) Represents the unaudited consolidated results of operations of Koala Corporation for the nine months ended September 30, 1998.

(p) Represents the combined results of operations of Park Structures for the nine months ended September 30, 1998.

      NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (CONTINUED):

(q) Represents the elimination of $62,000 for gain on Park Structures sale of an asset that was not acquired by Koala and elimination of Park Structures interest expense of $13,508 on liabilities not assumed by Koala.

(r) Represents Delta Play, Ltd. management bonuses utilized for tax planning purposes that will no longer be paid pursuant to the terms of the employment agreement executed at the closing of the Delta purchase and fees paid to related entities by Park Structures that will no longer be paid after the closing of the Park Structures purchase.

    These items were not given effect to as pro forma adjustments, but had they been, pro forma net income and net income per share--diluted would be as follows:

   Pro forma net income before taxes................................ $4,177,295
   Management bonuses...............................................    219,106
   Fees to related entities.........................................    226,461
                                                                     ----------
   Adjusted pro forma net income before taxes.......................  4,622,862
   Provision for income taxes at 35.5%..............................  1,641,116
                                                                     ----------
   Adjusted net income.............................................. $2,981,746
   Adjusted net income per share.................................... $     1.06
   Adjusted net income per share--diluted........................... $     1.04

(s) Represents the bank loan financing required to complete the purchase of Park Structures along with utilization of the net proceeds of the Offering. The credit facility provides for a moritorium on principal repayments in year one.

(t) Represents interest expense, committment fees and amortization of origination fees on the bank loan financing as if the loan was extended on January 1, 1997. The average interest rate utilized is 7.99% which is the average LIBOR rate plus 2.35% for the twelve month period ended December 31, 1997. For purposes of interest rate sensitivity, a variance in the interest rate of up to 1/4% would have an immaterial effect on pro forma income.

(u) Represents interest expense, committment fees and amortization of origination fees on the bank loan financing as if the loan was extended on January 1, 1998. The average interest rate utilized is 8.00% which is the average LIBOR rate plus 2.35% for the nine month period ended September 30, 1998. For purposes of interest rate sensitivity, a variance in the interest rate of up to 1/4% would have an immaterial effect on pro forma income.